EXHIBIT 99.1

Legal Technology Solutions Provider Epiq Systems Reports Third Quarter 2014 Financial Results

Conference Call Today at 4:30 pm ET

KANSAS CITY, Kan., Oct. 28, 2014 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) a leading global provider of integrated technology solutions for the legal profession, announced results for its third quarter and nine month periods ended September 30, 2014 and will host an investor conference call and webcast today at 4:30 p.m. Eastern Daylight Time, details below.

Highlights:

  Q3 operating revenue was $104.0 million compared to $109.8 million in the prior year quarter; Year-to-date (YTD 2014) operating revenue was $335.6 million vs. $317.7 million in 2013.

  Q3 net cash provided by operating activities was $18.6 million compared to net cash used in operating activities of $24.0 million in the prior year quarter. YTD 2014 net cash provided by operating activities was $37.4 million compared to $8.6 million in 2013.

  Q3 net income increased to $5.0 million, or $0.14 per diluted share, compared to the prior year quarter net income of $4.2 million, or $0.11 per diluted share. YTD 2014 net loss was $0.7 million, or $0.02 per diluted share, compared to net income of $11.0 million, or $0.30 per diluted share in 2013.

  Q3 adjusted net income was $6.5 million, or $0.18 per diluted share, compared to adjusted net income of $9.5 million, or $0.26 per diluted share in the prior year quarter. YTD 2014 adjusted net income was $20.7 million, or $0.59 per diluted share, compared to $26.6 million, or $0.72 per diluted share in 2013.

  Q3 adjusted EBITDA was $23.7 million compared to $26.5 million in the prior year quarter. YTD 2014 adjusted EBITDA was $71.8 million compared to $72.2 million in 2013.

  Retained Credit Suisse Securities to assist the board of directors in a review of strategic and financial alternatives to enhance shareholder value.

  Appointed Douglas M. Gaston, former regional managing partner at BKD, LLP, a national accounting and advisory firm, as an independent director.

  Declared a quarterly cash dividend of $0.09 per share, Epiq Systems' 18th consecutive quarterly dividend.

"Epiq Systems' Board of Directors and executive management are committed to maximizing value for Epiq Systems' shareholders as demonstrated by our initiation of a strategic review process and our retention of Credit Suisse Securities to assist us in a comprehensive effort to identify and evaluate measures to enhance shareholder value," said Tom W. Olofson, chairman and CEO of Epiq Systems.

Mr. Olofson continued, "While our third quarter performance was impacted by pricing trends in the eDiscovery market as well as the timing and pace of large projects in our eDiscovery, bankruptcy and class action businesses, such variability is to be expected and should not overshadow Epiq Systems' excellent longer-term outlook.

"Our leadership position in eDiscovery continues to be underpinned by a global footprint that delivers our full range of services in all of the major financial and regulatory hubs in North America, Europe and Asia. Further, the substantial investment in our data center operations underscores Epiq's commitment to bringing customers unparalleled security, scalability and stability.

"Even in the bankruptcy segment where filings are down, Epiq continues to maintain its longstanding market leadership and engagement on the largest filings, such as Energy Future Holdings.

"Looking through the balance of calendar 2014, we expect our business performance to continue on the same pace that we saw during the third quarter, supported by a robust pipeline of sales activity that will begin to materialize in the quarter. We are also hard at work on a range of initiatives designed to drive efficiencies that support both top-line and bottom line improvements in the business, such as the consolidation of our data center operations that reduces our cost to scale and the deployment of cloud architecture that allows us to add capacity at a lower incremental cost.

"Finally, as we pursue a thorough strategic review, it is important for Epiq Systems to remain proactive and visible in its investor communications. We look forward to an active program of investor relations outreach at conferences such as the SunTrust Financial Technology conference in New York and the UBS Global Technology Conference in San Francisco (both in November) as well as other outreach opportunities."

Financial Summary

Q3 net income was $5.0 million, or $0.14 per diluted share, compared to prior year quarter net income of $4.2 million, or $0.11 per diluted share. The YTD 2014 net loss was $0.7 million, or $0.02 per diluted share, compared to net income of $11.0 million, or $0.30 per diluted share in 2013.

Q3 adjusted net income was $6.5 million, or $0.18 per diluted share, compared to adjusted net income of $9.5 million, or $0.26 per diluted share, in the prior quarter. Q3 adjusted EBITDA was $23.7 million compared to $26.5 million in the prior year quarter. YTD 2014 adjusted net income was $20.7 million, or $0.59 per diluted share, compared to $26.6 million, or $0.72 per diluted share in 2013. YTD 2014 adjusted EBITDA was $71.8 million compared to $72.2 million in 2013.

YTD 2014 financial results were impacted by reorganization expenses totaling $13.2 million pre-tax ($0.22 per diluted share after tax). The impact of these expenses is excluded from non-GAAP financial results including adjusted net income and adjusted EBITDA.

YTD 2014 financial results also reflect the impact of strategic investments directed at the global expansion of the eDiscovery franchise, reduced document review volumes, fewer bankruptcy filings due to the current cyclical downturn in the bankruptcy market and a delay in activity related to a large settlement administration engagement.

Adjusted net income, adjusted net income per share and adjusted EBITDA are all non-GAAP financial measures. See the accompanying tables herein for information regarding these measures and a reconciliation to the most comparable GAAP measure.

Technology Segment Results

Epiq's Technology segment is comprised of its eDiscovery businesses, including global electronically stored information (ESI) and global document review services. Q3 Technology segment operating revenues were $69.1 million, a decline of 9% compared to $75.6 million in the prior year quarter due to pricing pressure in ESI solutions and lower document review volumes compared to the prior year quarter due to the timing of a major project. Q3 adjusted EBITDA declined to $20.5 million compared to $25.6 million in the prior year quarter.

YTD 2014 Technology segment operating revenue rose 14% to $228.8 million compared to $200.5 million in 2013. YTD 2014 adjusted EBITDA in the segment was $63.3 million compared to $63.7 million in 2013.

Global ESI solutions remained the primary service offering, representing approximately 63% of the segment's Q3 operating revenue, while global document review services represented approximately 37%. Epiq's international technology operating revenue grew 35% in Q3 compared to the prior year quarter due to increased business from both new and existing clients. International revenue represented approximately 26% of total Technology segment revenue in Q3 compared to 18% in the prior year quarter.

Bankruptcy and Settlement Administration Segment Results

Q3 operating revenues from this segment rose to $34.8 million compared to $34.2 million in the prior year quarter. Q3 adjusted EBITDA rose to $12.7 million compared to $10.8 million in the prior year quarter. YTD 2014 operating revenue declined to $106.8 million compared to $117.2 million in 2013. YTD 2014 adjusted EBITDA rose to $38.5 million compared to $36.3 million in 2013.

Epiq Systems' bankruptcy franchise continues to maintain market leadership in this period of low bankruptcy filings and revenues. According to the American Bankruptcy Institute, total U.S. bankruptcy filings decreased 12% in the first nine months of 2014 compared to 2013, with commercial filings declining 22% for the same period. YTD 2014 settlement administration operating revenues decreased compared to the prior year which included activity related to a large private anti-trust engagement in addition to a delay in expected activity related to that same engagement this year.

Conference Call:  Today at 4:30 p.m. ET

Call Dial in:  (877) 303-6311 or (631) 813-4730

Webcast URL:  http://www.epiqsystems.com/investors/corporate-overview/

Audio replay:  (855) 859-2056, ID# 19124822, available through Nov 4th

About Epiq Systems

Epiq Systems is a leading global provider of integrated technology solutions for electronic discovery, bankruptcy, class action and mass tort administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, combined with deep subject-matter expertise, provide reliable solutions for the professionals we serve. Visit us at www.epiqsystems.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) adjusted net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, (gain) loss on disposition of assets, strategic review expense, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) adjusted net income per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income adjusted for depreciation and amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, (gain) loss on disposition of assets, strategic review expense, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release includes forward-looking statements. These forward-looking statements include, but are not limited to any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. In this press release, we make statements that plan for or anticipate the future. Forward-looking statements may be identified by words or phrases such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide a "safe harbor" for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) interruptions or delays in service at data centers we utilize for delivery of our services, (5) undetected errors in, and failure of operation of, software products releases, (6) our reliance on third-party hardware and software, (7) failure of our financial, operating and information systems to operate as intended, (8) our inability to attract, develop and retain executives and other qualified employees, (9) risks associated with the integration of acquisitions into our existing business operations, (10) risks associated with our international operations, (11) lack of protection of our intellectual property through patents and formal copyright registration, (12) risks of litigation against us for infringement of proprietary rights, (13) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) our inability to maintain compliance with debt covenant ratios, (17) risks associated with indebtedness and interest rate fluctuations, (18) risks associated with provisions of our articles of incorporation that prevent a takeover of the Company, (19) overall strength and stability of general economic conditions, both in the United States and in the global markets, (20) the difficulties a third party may have in acquiring our Company due to our shareholder rights plan, (21) the impact of our current review process of strategic alternatives, and (22) other risks detailed from time to time in our filings with the Securities and Exchange Commission, including Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

REVENUE:
Operating revenue	$ 103,955	$ 109,837	$ 335,626	$ 317,721
Reimbursable expenses	7,051	5,847	23,707	34,925
Total Revenue	111,006	115,684	359,333	352,646

OPERATING EXPENSE:
Direct cost of operating revenue (exclusive of depreciation and amortization shown separately below)	48,193	52,126	163,361	154,150
Reimbursed direct costs	6,827	5,565	23,064	33,179
Selling, general and administrative	35,332	35,155	125,870	104,492
Depreciation and software and leasehold amortization	9,693	8,192	27,648	22,582
Amortization of identifiable intangible assets	3,184	4,761	9,470	14,463
Fair value adjustment to contingent consideration	--	--	1,142	--
(Gain) loss on disposition of property and equipment	(175)	7	176	29
Other operating expense (income)	390	(855)	616	(759)
Total Operating Expense	103,444	104,951	351,347	328,136

INCOME (LOSS) FROM OPERATIONS	7,562	10,733	7,986	24,510

INTEREST EXPENSE (INCOME):
Interest expense	3,945	4,101	12,674	7,944
Interest income	(4)	(2)	(17)	(14)
Net Interest Expense	3,941	4,099	12,657	7,930

INCOME (LOSS) BEFORE INCOME TAXES	3,621	6,634	(4,671)	16,580

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(1,389)	2,399	(3,964)	5,566

NET INCOME (LOSS)	$ 5,010	$ 4,235	$ (707)	$ 11,014

NET INCOME (LOSS) PER SHARE – DILUTED	$ 0.14	$ 0.11	$ (0.02)	$ 0.30

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	36,288	36,497	35,339	36,634

Cash dividends declared per common share	$ 0.09	$ 0.09	$ 0.27	$ 0.27

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2014	2013

ASSETS
ASSETS:
Cash and cash equivalents	$ 32,131	$ 40,336
Trade accounts receivable, net	130,850	145,134
Property and equipment, net	67,536	72,118
Internally developed software costs, net	14,899	16,201
Goodwill	404,385	404,302
Other intangibles, net	32,789	41,117
Other	32,586	28,573

TOTAL ASSETS	$ 715,176	$ 747,781

LIABILITIES AND EQUITY
LIABILITIES:
Current liabilities, excluding debt	$ 43,951	$ 65,215
Indebtedness	302,398	312,457
Other non-current liabilities	41,311	44,095
EQUITY	327,516	326,014

TOTAL LIABILITIES AND EQUITY	$ 715,176	$ 747,781

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (707)	$ 11,014
Non-cash adjustments to net income (loss):
Depreciation and amortization	37,118	37,045
Other, net	8,331	6,553
Changes in operating assets and liabilities, net
Trade accounts receivable	11,469	(40,268)
Other, net	(18,847)	(5,752)
Net cash provided by operating activities	37,364	8,592

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, internally developed software	(28,815)	(32,962)
Other, net	295	5
Net cash used in investing activities	(28,520)	(32,957)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	(8,942)	95,239
Common stock repurchases	(3,982)	(17,793)
Cash dividends paid	(9,544)	(9,771)
Payment of deferred acquisition consideration	(4,963)	(3,139)
Debt issuance costs	(837)	(8,105)
Other, net	11,356	1,291
Net cash provided by (used in) financing activities	(16,912)	57,722

Effect of exchange rate changes on cash	(137)	355

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$ (8,205)	$ 33,712

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

NET INCOME (LOSS)	$ 5,010	$ 4,235	$ (707)	$ 11,014
Plus:
Depreciation and amortization	12,877	12,953	37,118	37,045
Share-based compensation	703	1,332	4,979	5,696
Acquisition and related expense (1)	454	(806)	2,254	(694)
One-time technology expense (2)	639	746	4,284	1,635
Expense related to financing, net (3)	3,788	4,077	12,425	7,834
Litigation expense (4)	12	86	1,581	1,052
Timing of recognition of expense (5)	--	1,297	--	2,275
Reorganization expense (6)	1,230	211	13,152	815
(Gain) loss on disposition of assets	(175)	--	176	--
Strategic review expense	527	--	527	--
Provision for income taxes	(1,389)	2,399	(3,964)	5,566
	18,666	22,295	72,532	61,224
ADJUSTED EBITDA	$ 23,676	$ 26,530	$ 71,825	$ 72,238

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3) Expense related to financing is net of interest income.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

NET INCOME (LOSS)	$ 5,010	$ 4,235	$ (707)	$ 11,014
Plus (net of tax(1)) :
Amortization of acquisition intangibles	1,910	2,857	5,682	8,678
Share-based compensation	421	800	2,987	3,418
Acquisition and related expense (2)	304	(453)	1,453	(317)
One-time technology expense (3)	383	448	2,570	981
Loan fee amortization	217	728	1,117	955
Litigation expense (4)	150	194	1,375	1,058
Timing of recognition of expense (5)	--	778	--	1,365
Reorganization expense (6)	738	127	7,891	489
(Gain) loss on disposition of assets	(104)	--	106	--
Strategic review expense	316	--	316	--
Effective tax rate adjustment (7)	(2,837)	(255)	(2,095)	(1,066)
	1,498	5,224	21,402	15,561
ADJUSTED NET INCOME	$ 6,508	$ 9,459	$ 20,695	$ 26,575
ADJUSTED NET INCOME PER SHARE – DILUTED	$ 0.18	$ 0.26	$ 0.59	$ 0.72

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition and related expense includes one-time costs associated with acquisitions.
(3) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.
(7) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

EPIQ SYSTEMS, INC.
OPERATING REVENUE
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Technology	$ 69,139	$ 75,624	$ 228,831	$ 200,537

Bankruptcy	20,538	18,566	61,793	60,217
Settlement Administration	14,278	15,647	45,002	56,967
Total Bankruptcy and Settlement Administration	34,816	34,213	106,795	117,184

TOTAL OPERATING REVENUE	$ 103,955	$ 109,837	$ 335,626	$ 317,721

EPIQ SYSTEMS, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Technology	$ 20,487	$ 25,597	$ 63,322	$ 63,749
Bankruptcy and Settlement Administration	12,675	10,795	38,529	36,317
Unallocated Corporate (1)	(9,486)	(9,862)	(30,026)	(27,828)

TOTAL ADJUSTED EBITDA	$ 23,676	$ 26,530	$ 71,825	$ 72,238

(1) Unallocated corporate adjusted EBITDA excludes expenses related to share-based compensation, acquisition and related expense, one-time technology expense, non-routine litigation expense, timing of recognition of expense, gain or loss on disposition of assets, strategic review expense, and one-time reorganization expense.

EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME PER SHARE AND
DILUTED ADJUSTED NET INCOME PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

NET INCOME (LOSS)	$ 5,010	$ 4,235	$ (707)	$ 11,014
Amounts re-allocated to nonvested shares	--	(43)	--	(111)
NET INCOME (LOSS) ADJUSTED FOR DILUTED CALCULATION	$ 5,010	$ 4,192	$ (707)	$ 10,903

BASIC WEIGHTED AVERAGE SHARES	35,780	35,684	35,339	35,738
Adjustment to reflect share-based awards	508	813	--	896
DILUTED WEIGHTED AVERAGE SHARES(1)	36,288	36,497	35,339	36,634

NET INCOME (LOSS) PER SHARE – DILUTED	$ 0.14	$ 0.11	$ (0.02)	$ 0.30

ADJUSTED NET INCOME	$ 6,508	$ 9,459	$ 20,695	$ 26,575
Amounts re-allocated to nonvested shares	--	(43)	--	(111)
ADJUSTED NET INCOME ADJUSTED FOR DILUTED CALCULATION	$ 6,508	$ 9,416	$ 20,695	$ 26,464

BASIC WEIGHTED AVERAGE SHARES	35,780	35,684	35,339	35,738
Adjustment to reflect share-based awards	508	813	--	896
DILUTED WEIGHTED AVERAGE SHARES	36,288	36,497	35,339	36,634

ADJUSTED NET INCOME PER SHARE – DILUTED	$ 0.18	$ 0.26	$ 0.59	$ 0.72

(1) Diluted weighted average shares outstanding for the nine months ended September 30, 2014 exclude the dilutive impact of options and nonvested shares outstanding due to the GAAP net loss reported.
CONTACT: Investor Contacts
         Kelly Bailey
         Epiq Systems
         913-621-9500
         ir@epiqsystems.com

         Chris Eddy or David Collins
         Catalyst Global
         212-924-9800
         epiq@catalyst-ir.com